Exhibit 99.3

PARTICIPATION RIGHTS AGREEMENT

THIS PARTICIPATION RIGHTS AGREEMENT (this “Agreement”) is made as of January 4, 2022, by and between CEPTON TECHNOLOGIES, INC., a Delaware corporation, with its principal place of business located at 399 West Trimble Road, San Jose, California 95131 (“Borrower”), and TRINITY CAPITAL INC., a Maryland corporation, with its principal place of business located at 1 North 1st Street, Floor 3, Phoenix, Arizona 85004 (“Lender”).

RECITALS

WHEREAS, Borrower and Lender have entered into that certain Loan and Security Agreement dated as of the date hereof (the “Loan Agreement”), and

WHEREAS, as a condition to the closing of the transactions contemplated by the Loan Agreement, Borrower agreed to grant to lender a conditional right (the “Participation Right”) to purchase certain shares of the capital stock of Borrower in accordance with the terms and conditions of this Agreement, and

WHEREAS, Borrower and Lender desire to set forth the terms of the Participation Right herein.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Participation Right. If Borrower raises additional capital through the offering for sale of any capital stock of Borrower (other than “Exempted Securities” as defined below) (the “Offered Stock”), Borrower hereby grants to Lender with respect to each and every such offer for sale of Offered Stock that occurs after the date of this Agreement (each an “Offering”), the right to purchase Offered Stock at the same price and on the same terms as the Offered Stock is to be sold to the other purchasers thereof. The number of shares of the Offered Stock shall be that number of shares of the Offered Stock determined by dividing one million and 00/100 dollars ($1,000,000) by the price at which the Offered Stock is sold by Borrower. “Exempted Securities” shall mean all shares of capital stock issued or deemed to be issued by Borrower with the approval by vote or written consent of its board of directors:

(a)	upon the exercise or conversion of exercisable securities;

(b)	upon the conversion of shares of Preferred Stock (as such term is defined in Borrower’s Certificate of Incorporation, which is incorporated herein by reference), issued at an issue price at or above the then applicable Conversion Price (as such term is defined in Borrower’s Certificate of Incorporation);

(c)	to officers, directors, employees, consultants, advisors or contractors of the Borrower or a subsidiary pursuant to stock option or stock purchase plans or agreements;

(d)	in connection with equipment lease financings, bank credit arrangements, real estate leases or similar transactions entered into primarily for non-equity financing purposes;

(e)	in connection with a partnering transaction or a bona fide acquisition of a business or any assets or properties or technology of or by the Borrower, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;

(f)	as a dividend or distribution on Preferred Stock (as such term is defined in Borrower’s Certificate of Incorporation);

(g)	in a firm-commitment underwritten public offering;

(h)	for which adjustment of the applicable Conversion Price (as such term is defined in Borrower’s Certificate of Incorporation) is made pursuant to the Borrower’s Certificate of Incorporation; or

(i)	in connection with that certain Purchase Agreement, dated as of November 24, 2021 by and among Growth Capital Acquisition Corp., Lincoln Park Capital Fund, LLC, and the Borrower.

Borrower agrees to provide written notice (each an “Offering Notice”) to Lender not less than thirty (30) days prior to the first closing of the Offering advising of the rights of the Offered Stock, the issuance price and such other information as shall be reasonably necessary for Lender to exercise its Participation Right hereunder. To exercise its Participation Right, Lender must deliver a notice to the Borrower (each an “Exercise Notice”) within fifteen (15) days after delivery of the applicable Offering Notice. As to each such Offering, in the event Lender fails to exercise the Participation Right within such period granted pursuant to this Agreement, the Participation Right of Lender under this Agreement shall terminate and no longer be in effect as to that Offering only.

2. Notices. All notices, consents, requests, instructions, approvals and communications provided herein shall be validly given, made or served, effective only if in writing, except as otherwise provided herein, and sent by overnight courier, certified U.S. mail, postage prepaid, or by fax, and shall be deemed received within five (5) Business Days from the date of posting if sent by mail, one Business Day after delivery thereto if sent by overnight courier service, or on the day of transmission if sent by fax with a confirmation receipt obtained, or if such day is not a Business Day, then on the following Business Day. All such notices, consents, requests, instructions, approvals and communications shall be sent to a party at the address set forth for such party on the first page hereof, or to such other address as such party may designate in writing.

3. Termination Upon Change of Control, Initial Public Offering or Termination of Loan Agreement. The Participation Right shall no longer be exercisable and shall become null and void upon the earliest to occur of (i) immediately prior to the closing of a Change of Control (as defined in the Loan Agreement), (ii) immediately prior to the closing of an initial public offering with a listing on the NYSE or NASDAQ (“IPO”) or (iii) immediately after the termination of the Loan Agreement pursuant to its terms (“Payoff”). In the event of a Change of Control, IPO or Payoff, Borrower shall notify Lender at least ten (10) days prior to the closing of such Change of Control, IPO or Payoff.

4. Assignment. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective representatives, successors and assigns. Lender may assign this Agreement: (i) without notice to Borrower or Borrower’s consent to any Affiliate of Lender or any third party if an Event of Default has occurred and is continuing; and (ii) with written notice to Borrower prior to any assignment to a non-Affiliate third party in any other case.. Borrower may not assign, transfer or otherwise convey this Agreement or its obligations hereunder, in whole or in part, without Lender’s prior written consent, and any such attempted assignment shall be void and of no effect.

5. Amendment. No subsequent amendment to this Agreement between the parties shall be binding on either party unless reduced to writing and signed by an authorized representative of each party.

6. Further Assurances. The parties shall execute such further documents and do any and all such further things as may be necessary to implement and carry out the intent of this Agreement.

7. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, and together they shall constitute one and the same agreement. Signature of this Agreement may be effected by facsimile (with confirmation from transmitting machine) and/or transmitted by portable document format (“pdf”) file which shall be treated as an original signature and any such signature, facsimile pdf file or copy of this signed Agreement shall be construed and treated as the original and shall be binding as if it were the original.

8. THIS AGREEMENT SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF). BORROWER DOES HEREBY SUBMIT, AT LENDER’S ELECTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A LOCATION WITHIN THE STATE OF CALIFORNIA WITH RESPECT TO ANY DISPUTE, CLAIM, OR SUIT WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY RELATED ASSIGNMENT OR ANY OF BORROWER’S OBLIGATIONS OR INDEBTEDNESS HEREUNDER. BORROWER EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO ITS LAST KNOWN ADDRESS WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN FIVE (5) DAYS AFTER THE DATE OF MAILING THEREOF. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY CLAIM THAT THE STATE OF CALIFORNIA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE EXCLUSIVE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGEMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY LENDER TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

9. Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignment, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Participation Rights Agreement to be duly executed as of the day and year first above written.

BORROWER:		LENDER:

CEPTON TECHNOLOGIES, INC.,		TRINITY CAPITAL INC.,
a Delaware corporation		a Maryland corporation

By:	/s/ Jun Pei	By:	/s/ Sarah Stanton
Name:	Jun Pei	Name:	Sarah Stanton
Its:	President and Chief Executive Officer	Its:	General Counsel and Secretary

[Signature Page to Participation Rights Agreement]

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